Exhibit 99.1

Contacts: Media Alecia Pulman (646) 277-1220 apulman@icrinc.com

For Immediate Release

Investor Relations
Tom Ryan (203) 682-8200
tryan@icrinc.com

Ruth’s Hospitality Group, Inc. Announces

Strategic Change to Senior Leadership Team

HEATHROW, Florida – July 28, 2011 - Ruth’s Hospitality Group, Inc. (Nasdaq: RUTH) announced today that Executive Vice President & Chief Financial Officer Bob Vincent will transition to a newly created position of Senior Vice President of Corporate Strategy. Effective August 8, 2011 Mr. Vincent will be responsible for formulating and executing the Company’s corporate strategy, including evaluating domestic and international expansion opportunities, along with other related efforts intended to enhance long term shareholder value. Mr. Vincent has served as the Company’s Executive Vice President and Chief Financial Officer since February 2008 and has more than 30 years of executive experience, including previous leadership roles at Uno Restaurant Holdings Corporation, Omega Corporation, and Boston Restaurant Associates, Inc.

Effective August 8, 2011 Arne Haak will assume the role of Chief Financial Officer. Mr. Haak brings more than 20 years of senior level finance and planning experience to Ruth’s Hospitality, with a diverse skill set that encompasses corporate finance, financial planning and analysis, investor relations, treasury management, purchasing, strategic planning, pricing and revenue management. He most recently served as the Chief Financial Officer of AirTran Airways, a wholly owned subsidiary of Southwest Airlines Co. (NYSE: LUV).

During his tenure at AirTran Airways, Mr. Haak served as Director of Financial Analysis, Director of Corporate Finance, Vice President of Finance & Treasurer, and Chief Financial Officer. During his tenure at AirTran, Arne was instrumental in AirTran achieving successful growth and obtaining the lowest unit costs among major U.S. airlines. Some of his notable achievements as Chief Financial Officer include restoring the company’s financial stability in 2008, which resulted in a record cash position, and the highest level of profitability in company history in 2009. Additionally, he played a key role in AirTran’s evaluation and subsequent acquisition by Southwest Airlines. Prior to AirTran Airways, Mr. Haak served for seven years in various pricing and revenue management positions at U.S. Airways, Inc. (NYSE: LCC).

Michael O’Donnell, Chairman, President and Chief Executive Officer of Ruth’s Hospitality Group, stated, “Creating a new position within our senior management structure devoted solely to corporate strategy reflects one of the most important and positive leadership changes at Ruth’s Hospitality in recent years. As CFO, Bob Vincent has provided our Company with sound leadership during very challenging economic times, including, most notably, strengthening our financial condition through the restructuring of our balance sheet and streamlining of our operations. He has proven to be an invaluable member of our organization and is ideally suited to assist in our strategic efforts as we build upon our current momentum and lay the groundwork for long-term expansion of our restaurant concepts. As Bob assumes his new role, we are also excited to welcome Arne as our incoming CFO. Arne is a uniquely qualified individual and respected financial leader who brings to Ruth’s Hospitality an impressive track record of strengthening organizations and creating value for shareholders. He is a seasoned executive who is highly regarded for his broad range of expertise and we are confident he is well-suited for his new role on our leadership team. Together, Bob, Arne, and I look forward to evaluating opportunities that will benefit our shareholders over the long run.”

About Ruth’s Hospitality Group

Ruth’s Hospitality Group, Inc. (NASDAQ: RUTH) is a leading restaurant company focused exclusively on the upscale dining segment. The Company owns the Ruth’s Chris Steak House, Mitchell’s Fish Market, Mitchell’s Steakhouse and Cameron’s Steakhouse concepts. With more than 150 company- and franchisee-owned locations worldwide, Ruth’s Hospitality Group was founded in 1965 and is headquartered in Heathrow, Fla.

For further information about our restaurants, to make reservations, or to purchase gift cards, please visit: www.RuthsChris.com, www.MitchellsFishMarket.com, www.MitchellsSteakhouse.com and www.Camerons-Steakhouse.com. For more information about Ruth’s Hospitality Group, please visit www.rhgi.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” that reflect, when made, our expectations or beliefs concerning future events that involve risks and uncertainties. Forward-looking statements frequently are identified by the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “will be,” “will continue,” “will likely result” or other similar words and phrases. Similarly, statements herein that describe our objectives, plans or goals also are forward-looking statements. Actual results could differ materially from those projected, implied or anticipated by our forward-looking statements. Some of the factors that could cause actual results to differ include the risk factors identified in the reports we file with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 26, 2010 and subsequently filed Quarterly Reports on Form 10-Q, all of which are available on the SEC’s website at www.sec.gov. All forward-looking statements are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update this press release after the date hereof.